Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2017 Financial Results

TYSONS CORNER, Va., January 25, 2018 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise analytics and mobility software, today announced financial results for the three-month period ended December 31, 2017 (the fourth quarter of its 2017 fiscal year).

Fourth quarter 2017 revenues were $138.1 million versus $140.1 million for the fourth quarter of 2016, a 1.4% decrease. Product licenses and subscription services revenues for the fourth quarter of 2017 were $40.8 million versus $45.8 million for the fourth quarter of 2016, a 10.9% decrease. Product support revenues for the fourth quarter of 2017 were $75.0 million versus $72.7 million for the fourth quarter of 2016, a 3.2% increase. Other services revenues for the fourth quarter of 2017 were $22.3 million versus $21.6 million for the fourth quarter of 2016, a 3.1% increase. Foreign currency effects had a favorable impact on revenues for the fourth quarter of 2017.

Operating expenses for the fourth quarter of 2017 were $94.6 million versus $80.1 million for the fourth quarter of 2016, an 18.2% increase. MicroStrategy did not capitalize any software development costs during the fourth quarter of 2017 or 2016.

Income from operations for the fourth quarter of 2017 was $18.8 million versus $36.7 million for the fourth quarter of 2016. Net loss for the fourth quarter of 2017 was $26.2 million, or $(2.29) per share on a diluted basis, as compared to net income of $31.1 million, or $2.69 per share on a diluted basis, for the fourth quarter of 2016. This net loss included an estimated one-time tax charge of $44.0 million resulting from the recent enactment of U.S. corporate tax reform legislation. This charge is comprised of a $40.3 million tax expense related to the mandatory deemed repatriation of certain foreign earnings and profits, which we intend to elect to pay over an eight-year period beginning in 2018, and $3.7 million related to the re-measurement of net deferred tax assets arising from the new lower corporate tax rate effected by the legislation. Excluding the impact of this legislation, non-GAAP net income for the fourth quarter of 2017 was $17.8 million, or $1.55 per share on a diluted basis.

Additionally, non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $22.5 million for the fourth quarter of 2017 versus $40.1 million for the fourth quarter of 2016. The tables at the end of this press release include a reconciliation of GAAP to non-GAAP financial measures for the three months ended December 31, 2017 and 2016. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below.

As of December 31, 2017, MicroStrategy had cash and cash equivalents and short-term investments of $675.2 million, as compared to $589.4 million as of December 31, 2016, an increase of $85.8 million. As of December 31, 2017, MicroStrategy had 9.4 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

Conference Call

MicroStrategy will be discussing its fourth quarter 2017 financial results on a conference call today beginning at approximately 5:00 p.m. EST. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 2991359. A live webcast and replay of the conference call will be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until February 1, 2018 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 2991359. An archived webcast will also be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy 10.10™ Empowers Individuals, Departments and Enterprises with Massive Update to Data Discovery & Dossier Authoring

In December 2017, MicroStrategy announced the general availability of MicroStrategy 10.10, the newest feature release to the company’s MicroStrategy 10™ platform. This feature release empowers business teams to confidently embrace an enterprise-wide, data-driven culture by introducing two exciting products — a completely redesigned and more powerful MicroStrategy Desktop™ and the new MicroStrategy Workstation.

“We are incredibly excited to release MicroStrategy 10.10, which empowers business teams to confidently author, promote and certify analytics content, operationalize dossiers, and deliver the agility a business needs, along with the governance that IT requires,” said Tim Lang, Senior Executive Vice President and Chief Technology Officer, MicroStrategy Incorporated. “The latest capabilities in MicroStrategy 10.10 are part of MicroStrategy’s commitment to deliver the next generation of enterprise analytics to our customers so they can discover growth opportunities, solve complex business problems, and drive real results.”

MicroStrategy 10.10 Takes Data Discovery & Dossier Authoring to New Levels

MicroStrategy 10.10 builds on the game-changing release of MicroStrategy 10.9™, which introduced the Dossier™ feature and MicroStrategy Library™. Dossier and MicroStrategy Library deliver a new storybook experience for everyone across the enterprise and make it easy to consume, share, and collaborate around analytics. MicroStrategy 10.10 builds on these features by empowering analysts, developers and administrators to author, promote and operationalize the Dossier and MicroStrategy Library functionalities via MicroStrategy Desktop and MicroStrategy Workstation, in addition to web interfaces.

Redesigned MicroStrategy Desktop Promotes Data-Driven Culture

The newest generation of MicroStrategy Desktop, MicroStrategy’s free data discovery tool, delivers a completely redesigned interface and significant enhancements to the previous version. Available for both PC and Mac, the client allows users to connect to more than 80 data sources and easily build powerful dossiers to visually tell stories with data. For the first time, analysts and data scientists are able to work in a secure, collaborative environment either offline or online by connecting to the MicroStrategy Server™, on-premise or in the cloud. By connecting to and working directly on the MicroStrategy Server, MicroStrategy Desktop users can more easily leverage the platform capabilities, such as discussion threads and alerts and notifications, to drive adoption across the workforce. Download MicroStrategy Desktop for free today.

New MicroStrategy Workstation Turbocharges Administration & Content Development

MicroStrategy 10.10 introduces MicroStrategy Workstation, a new addition to the MicroStrategy product line. This powerful tool gives administrators and content developers the ability to quickly and easily build and maintain scalable enterprise content, create users and groups, assign security roles, schedule and publish data mashups for business teams, and do much more. MicroStrategy Workstation delivers these administrative capabilities to both the PC and Mac via a powerful client.

New Certification Capability Operationalizes Governed Data Discovery

MicroStrategy Desktop and MicroStrategy Workstation allow analysts, data stewards and administrators who have the “certifier” privilege to watermark dossiers and analytics content with a “certified stamp.” With this capability, business teams can identify and highlight trusted dossiers that are built on certified and approved data, and can confidently broadcast that to a larger audience. This helps teams boldly deploy self-service capabilities, while facilitating governance and confident access to trusted data at the departmental level.

MicroStrategy Workstation Administrators Can Provision New Cloud Servers with AWS in a Matter of Minutes

MicroStrategy Workstation’s intuitive visual interface allows administrators to easily spin up and manage an enterprise analytics environment in the cloud in a matter of minutes. Administrators can accomplish this without leaving the interface. Administrators can create multiple MicroStrategy on AWS connections from MicroStrategy Workstation and control the environments by being able to start, stop, restart and terminate the cloud server directly from MicroStrategy Workstation. Further management of the cloud server can be performed from the administrative portal.

New User Management Capabilities on MicroStrategy Workstation Facilitate Personalization

MicroStrategy Workstation simplifies the process of creating and managing users and user groups, assigning security roles, and managing access permissions. By bringing these powerful administrative capabilities to a user-friendly and modern interface, version 10.10 makes it easier to organize teams for secure and personalized sharing and collaboration – all with the necessary governance in place. Administrators can access a user-friendly interface to easily change the security role of users or user groups and control their ability to browse, read, use, execute, write, delete and control dossiers, documents or reports. With version 10.10, the most commonly used roles are readily available to be assigned to users: Administrator, Certifier, Analyst and Consumer. Beyond that, administrators can customize and restrict security access (ACLs) as needed.

Organizations Can Leverage Many More Data Connectors with MicroStrategy Web™, MicroStrategy Desktop & MicroStrategy Workstation

With MicroStrategy 10.10, new data connectors, such as data.world, Neo4j, TapClicks, Microsoft Azure Cosmos DC and SurveyMonkey, are available in the Connector Gallery of the MicroStrategy Community. With version 10.10, organizations can add custom connectors to all MicroStrategy authoring interfaces, including MicroStrategy Workstation and MicroStrategy Desktop, via the Data Connector API. With the ability to leverage new and unique connectors, organizations can use all MicroStrategy authoring interfaces to easily build analytics and mobility applications.

100+ Enhancements Available Across the MicroStrategy Platform

In addition to the newest generation of MicroStrategy Desktop and the release of MicroStrategy Workstation, version 10.10 delivers dozens of new features across MicroStrategy Web, MicroStrategy Mobile™, MicroStrategy on AWS, APIs, MicroStrategy Server, and Usher®, along with several performance and reliability enhancements across the platform. New enhancements include:

•	Conditional metrics for dossier authoring in MicroStrategy Web, MicroStrategy Desktop and MicroStrategy Workstation, allowing analysts to add filters on specific metrics to create more powerful dossiers;

•	Enhanced PDF export properties offering analysts the ability to deliver highly formatted PDFs;

•	Improvements in hierarchy reporting with optimized filtering performance to handle large hierarchies more efficiently;

•	iOS11 certification for the MicroStrategy Mobile and MicroStrategy Library apps for iPads;

•	Ability to deploy MicroStrategy on AWS on Amazon Linux; and

•	Significant enhancements to Usher Professional™, making it a more robust enterprise directory and communications tool.

MicroStrategy 10.4™ Hotfix 6 Generally Available to Customers

Alongside the MicroStrategy 10.10 feature release, MicroStrategy 10.4 hotfix 6 became generally available to customers. This hotfix improves overall product stability, includes over 150 customer-reported enhancements and fixes across the platform, and introduces several stability, performance, and security enhancements to the MicroStrategy 10.4 platform release.

Customers can apply the 10.4.6 hotfix directly on top of their existing 10.4 deployments since it already includes the earlier hotfixes. The 10.4.6 hotfix is available on Windows, Linux, AIX and Solaris and can be downloaded here. This hotfix does not require a metadata update, but rather lays down the patches on top of your existing environment.

MicroStrategy Recognized as a Leader in 2017 Dresner Advisory Services Embedded Business Intelligence Market Study

In December 2017, MicroStrategy announced that Dresner Advisory Services named MicroStrategy a leader in the “2017 Wisdom of Crowds® Embedded Business Intelligence Market Study” report. Twenty-four business intelligence (BI) and analytics providers offering embedded analytics solutions were evaluated based on a set of criteria in two categories of functionality: “features” and “architecture.” MicroStrategy was a top vendor for product features.

“We congratulate MicroStrategy on their performance in this year’s study,” said Howard Dresner, President, Founder and Chief Research Officer of Dresner Advisory Services. “Our research shows that embedded BI is in the top third of all technologies and initiatives strategic to business intelligence, behind the most mainstream BI practices (reporting, dashboards, and end-user self-services), but ahead of other widely discussed initiatives including cloud, Big Data, and IoT. This reflects the growing demand for embedded technologies, and the overall expansion of business intelligence and analytics in the world today.”

According to the report, the most important objective for embedded BI today is “in-context insights and analysis,” followed closely by broadening the access to data throughout an organization internally. Specific to the functionality criteria, user respondents stated that today’s BI users prefer lightweight, embedded-BI architecture, most often through HTML and web services. The report also discusses how users look for embedded-BI features to support manipulation of non-static BI objects through drill-down and filtering, as well as functionality such as single sign-on.

The Dresner study is the latest in a line of increasing industry recognition for MicroStrategy, which was named a leader in “The Forrester Wave™: Enterprise BI Platforms With Majority On-Premises Deployments, Q3 2017” report, and named a market leader and ranked first in data discovery product capabilities in the BARC Score Data Discovery Report, published in July 2017. To download a copy of the “2017 Wisdom of Crowds Embedded Business Intelligence Market Study,” click here.

MicroStrategy Held 21st Annual World Conference in Las Vegas

In January 2018, MicroStrategy hosted its 21st annual user conference, MicroStrategy World™ 2018, at The Cosmopolitan of Las Vegas. MicroStrategy World 2018 brought thousands of product experts, thought leaders and MicroStrategy users together for a full three-day conference of technology-focused discussion, with over 200 sessions and 70 customer speakers. The conference showcased MicroStrategy advancements that are shaping the future of enterprise analytics.

MicroStrategy 10.10, the newest feature release on the MicroStrategy 10 platform, took center stage at MicroStrategy World. Attendees saw demos of the latest capabilities in MicroStrategy 10.10 and got hands-on experience with the next generation of enterprise analytics so they can discover growth opportunities, solve complex business problems, and drive real results.

More than 200 presentations explored innovative uses of enterprise analytics and mobility and how these technologies can be applied to drive business success. Topics included AI and machine learning, AWS, Big Data and Hadoop technologies, including Spark and Cloudera, custom and D3 visualizations, enterprise adoption, IoT, mobile analytics apps for iPad and Android devices, Natural Language Generation, R and advanced analytics, and security. Sessions also showcased key analytics and mobility business solutions for a wide range of industries and functions, including retail, finance and healthcare.

Leading Experts Discussed the Future of Analytics

Attendees heard inspirational stories from industry leaders, visionary voices, change agents and expert practitioners on how MicroStrategy and the power of analytics, Big Data, mobile, IoT and AI applications has helped them to deliver the best and most innovative solutions to the enterprise.

•	MicroStrategy World featured speakers included Billy Beane, Executive Vice President of Baseball Operations, Oakland Athletics; Boris Evelson, Vice President, Principal Analyst at Forrester; Congresswoman Jacky Rosen representing the 3rd District of Nevada; and Julian Franklin-Jones, Executive Director at UBS.

•	Interactive panel discussions with MicroStrategy’s Customer Award winners offered attendees the opportunity to learn about the innovative analytics and mobility apps developed by these visionary leaders.

•	MicroStrategy keynote speakers included Michael J. Saylor, Chairman, President & CEO; Tim Lang, Senior Executive Vice President & CTO; David Rennyson, Senior Executive Vice President, Worldwide Sales; Steve Holdridge, Senior Executive Vice President, Worldwide Services; and Susan Cook, Executive Vice President, North America Sales.

First Ever MicroStrategy World Datathon Kicked Off Conference

MicroStrategy’s inaugural Datathon kicked off the conference, where teams of up to five people had the opportunity to face off and compete to create innovative applications, leveraging capabilities including predictive analytics, mobile apps, hundreds of powerful APIs and much more, all of which are available with the MicroStrategy platform. Teams presented their applications and the winning team received a $10,000 prize.

New Channel Partner Program Unveiled at Partner Day

At Partner Day, MicroStrategy channel partners learned about new sales and marketing tools and programs designed to support channel partner success. Channel partner organizations also got facetime with MicroStrategy’s senior leadership and met their peers from around the world at this exclusive channel partner event.

Attendees Participated in Hands-on Workshops

MicroStrategy World 2018 offered 16 instructor-led different workshops to develop tangible skills and training using the latest capabilities of MicroStrategy 10. These interactive sessions provided a great opportunity to get hands-on experience building next-generation analytics and mobility applications.

Inspiring Women Leaders at the Women’s Networking Event

World attendees converged at the Women’s Networking Event, where MicroStrategy customers, partners, and employees had the opportunity to meet with and hear from inspiring women leaders and savvy female executives and learn about their great work across the world of analytics.

The “Urban Fun Run” Benefitted D.C.-based Non-profit STEM for Her

MicroStrategy sponsored and co-hosted an Urban Fun Run with Datastrong, a BI and data warehousing solutions provider. All proceeds from the event benefitted STEM for Her, a non-profit foundation that supports young women and girls in the Washington, D.C. region who are interested in pursuing careers in science, technology, engineering and math fields of study.

Many Visionary Voices in a New TED Talks-style Track

MicroStrategy debuted “Visionary Voices,” a new TED Talks-style track to engage and inspire all of our conference attendees. A wide range of innovative speakers and industry leaders, including our day two keynote headliner Billy Beane, a fascinating former NASA astronaut and veteran of four space flights, and many more influential speakers offered their perspectives and stories on data, analytics, business, and the impact of technology on everyday life.

MicroStrategy Professional Services™ Hosted its “TechTalk” Series

MicroStrategy Professional Services hosted its annual “TechTalk” series, a great opportunity for conference attendees to meet one-on-one with an experienced MicroStrategy consultant ready to share a wealth of expertise about their MicroStrategy implementations.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities, and for net income and diluted earnings per share that exclude the impact from the recent enactment of U.S. corporate tax reform legislation. These supplemental financial measures are not measurements of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage and evaluate business performance and to help make operating decisions. MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because in the case of the supplemental measure for income from continuing operations, it excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance and restructuring charges that we believe are not reflective of ongoing operating results, and in the case of the supplemental measures for net income and diluted earnings per share, they exclude one-time tax charges from the recent enactment of U.S. corporate tax reform legislation. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is a worldwide leader in enterprise analytics and mobility software. A pioneer in the BI and analytics space, MicroStrategy delivers innovative software that empowers people to make better decisions and transform the way they do business. We provide our enterprise customers with world-class software and expert services so they can deploy unique intelligence applications. To learn more, visit MicroStrategy online, and follow us on LinkedIn, Twitter and Facebook.

MicroStrategy, MicroStrategy 10, MicroStrategy 10.4, MicroStrategy 10.9, MicroStrategy 10.10, MicroStrategy Desktop, MicroStrategy Web, MicroStrategy Mobile, MicroStrategy Library, MicroStrategy Server, MicroStrategy World, MicroStrategy Professional Services, Usher, Usher Professional and Dossier are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 10.10; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions, including changes to U.S. federal tax laws; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$32,286	$38,013	$93,969	$113,503
Subscription services	8,525	7,799	32,368	30,574

Total product licenses and subscription services	40,811	45,812	126,337	144,077
Product support	75,032	72,671	289,174	285,079
Other services	22,302	21,625	89,032	83,005

Total revenues	138,145	140,108	504,543	512,161

Cost of revenues
Product licenses	1,994	1,745	7,176	8,573
Subscription services	3,404	3,098	13,435	12,765

Total product licenses and subscription services	5,398	4,843	20,611	21,338
Product support	4,387	4,082	17,481	15,001
Other services	14,968	14,363	58,557	56,808

Total cost of revenues	24,753	23,288	96,649	93,147

Gross profit	113,392	116,820	407,894	419,014

Operating expenses
Sales and marketing	51,977	45,292	174,612	158,740
Research and development	21,419	18,338	78,766	73,142
General and administrative	21,240	16,448	80,161	79,462
Restructuring costs	0	0	0	45

Total operating expenses	94,636	80,078	333,539	311,389

Income from operations	18,756	36,742	74,355	107,625
Interest income, net	1,756	754	5,205	2,203
Other (expense) income, net	(576)	3,604	(6,953)	3,218

Income before income taxes	19,936	41,100	72,607	113,046
Provision for income taxes	46,160	9,976	54,964	22,138

Net (loss) income	$(26,224)	$31,124	$17,643	$90,908

Basic (loss) earnings per share (1):	$(2.29)	$2.72	$1.54	$7.96

Weighted average shares outstanding used in computing basic (loss) earnings per share	11,447	11,433	11,444	11,425

Diluted (loss) earnings per share (1):	$(2.29)	$2.69	$1.53	$7.89

Weighted average shares outstanding used in computing diluted (loss) earnings per share	11,447	11,558	11,547	11,516

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.
*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31 2017	December 31, 2016*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$420,244	$401,975
Restricted cash	938	737
Short-term investments	254,927	187,408
Accounts receivable, net	69,500	83,319
Prepaid expenses and other current assets	18,002	11,548

Total current assets	763,611	684,987

Property and equipment, net	53,359	57,436
Capitalized software development costs, net	2,499	8,497
Deposits and other assets	2,868	5,695
Deferred tax assets, net	13,391	11,704

Total Assets	$835,728	$768,319

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$30,711	$36,628
Accrued compensation and employee benefits	41,498	43,323
Deferred revenue and advance payments, net	112,649	105,535

Total current liabilities	184,858	185,486

Deferred revenue and advance payments, net	10,181	13,915
Other long-term liabilities	50,146	16,447
Deferred tax liabilities	4	294

Total Liabilities	245,189	216,142

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,817 shares issued and 9,412 shares outstanding, and 15,805 shares issued and 9,400 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	559,918	543,974
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(5,968)	(10,743)
Retained earnings	511,755	494,112

Total Stockholders’ Equity	590,539	552,177

Total Liabilities and Stockholders’ Equity	$835,728	$768,319

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2017	2016*
	(unaudited)
Operating activities:
Net income	$17,643	$90,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,572	17,195
Bad debt expense	2,269	224
Deferred taxes	(2,011)	(4,983)
Release of liabilities for unrecognized tax benefits	0	(394)
Share-based compensation expense	14,267	11,817
Excess tax benefits from share-based compensation arrangements	0	(1,244)
Changes in operating assets and liabilities:
Accounts receivable	15,348	(16,878)
Prepaid expenses and other current assets	(4,279)	(880)
Deposits and other assets	2,981	(4,059)
Accounts payable and accrued expenses	(9,093)	6,981
Accrued compensation and employee benefits	(3,683)	3,787
Accrued restructuring costs	0	(58)
Deferred revenue and advance payments, net	(1,609)	11,238
Other long-term liabilities	33,917	(3,065)

Net cash provided by operating activities	78,322	110,589

Investing activities:
Proceeds from redemption of short-term investments	390,720	361,680
Purchases of property and equipment	(3,982)	(2,337)
Purchases of short-term investments	(456,468)	(354,999)

Net cash (used in) provided by investing activities	(69,730)	4,344

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,677	1,663
Payment of taxes relating to net exercise of employee stock options	0	(3,739)
Excess tax benefits from share-based compensation arrangements	0	1,244
Payments on capital lease obligations and other financing arrangements	(21)	(172)

Net cash provided by (used in) financing activities	1,656	(1,004)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	8,222	(4,176)

Net increase in cash, cash equivalents, and restricted cash	18,470	109,753
Cash, cash equivalents, and restricted cash, beginning of year	402,712	292,959

Cash, cash equivalents, and restricted cash, end of year	$421,182	$402,712

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$32,286	$38,013	$93,969	$113,503
Subscription services	8,525	7,799	32,368	30,574

Total product licenses and subscription services	40,811	45,812	126,337	144,077

Product support	75,032	72,671	289,174	285,079
Other services:
Consulting	20,336	19,103	79,818	73,400
Education	1,966	2,522	9,214	9,605

Total other services	22,302	21,625	89,032	83,005

Total revenues	138,145	140,108	504,543	512,161

Cost of revenues
Product licenses and subscription services:
Product licenses	1,994	1,745	7,176	8,573
Subscription services	3,404	3,098	13,435	12,765

Total product licenses and subscription services	5,398	4,843	20,611	21,338

Product support	4,387	4,082	17,481	15,001
Other services:
Consulting	13,439	12,557	52,018	50,866
Education	1,529	1,806	6,539	5,942

Total other services	14,968	14,363	58,557	56,808

Total cost of revenues	24,753	23,288	96,649	93,147

Gross profit	$113,392	$116,820	$407,894	$419,014

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31 2017	December 31, 2016*
	(unaudited)
Current:
Deferred product licenses revenue	$11,113	$13,023
Deferred subscription services revenue	17,324	18,303
Deferred product support revenue	168,043	162,781
Deferred other services revenue	9,465	10,015

Gross current deferred revenue and advance payments	205,945	204,122
Less: unpaid deferred revenue	(93,296)	(98,587)

Net current deferred revenue and advance payments	$112,649	$105,535

Non-current:
Deferred product licenses revenue	$7,169	$9,118
Deferred subscription services revenue	126	1,307
Deferred product support revenue	4,826	5,751
Deferred other services revenue	628	690

Gross non-current deferred revenue and advance payments	12,749	16,866
Less: unpaid deferred revenue	(2,568)	(2,951)

Net non-current deferred revenue and advance payments	$10,181	$13,915

Total current and non-current:
Deferred product licenses revenue	$18,282	$22,141
Deferred subscription services revenue	17,450	19,610
Deferred product support revenue	172,869	168,532
Deferred other services revenue	10,093	10,705

Gross current and non-current deferred revenue and advance payments	218,694	220,988
Less: unpaid deferred revenue	(95,864)	(101,538)

Net current and non-current deferred revenue and advance payments	$122,830	$119,450

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP income from operations:
Income from operations	$18,756	$36,742	$74,355	$107,625
Share-based compensation expense	3,710	3,393	14,267	11,817
Restructuring costs	0	0	0	45

Non-GAAP income from operations	$22,466	$40,135	$88,622	$119,487

Reconciliation of non-GAAP net income:
Net (loss) income	$(26,224)	$31,124	$17,643	$90,908
Tax charge due to the U.S. corporate tax reform legislation	44,018	0	44,018	0

Non-GAAP net income	$17,794	$31,124	$61,661	$90,908

Reconciliation of non-GAAP diluted earnings per share:
Non-GAAP net income	$17,794	$31,124	$61,661	$90,908
Weighted average shares outstanding used in computing diluted (loss) earnings per share	11,447	11,558	11,547	11,516
Effect of previously anti-dilutive securities	26	0	0	0

Non-GAAP weighted average shares outstanding used in computing diluted earnings per share	11,473	11,558	11,547	11,516

Non-GAAP diluted earnings per share	$1.55	$2.69	$5.34	$7.89

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Subscription services	48	41	49	50	53
Product support	171	185	176	163	172
Consulting	453	447	448	447	441
Education	39	41	42	41	41
Sales and marketing	587	620	642	635	652
Research and development	512	522	526	539	559
General and administrative	323	306	301	303	298

Total headcount	2,133	2,162	2,184	2,178	2,216